Exhibit 10.37

AMENDMENT NO. 1

to the

INTERCONNECTION AGREEMENT

between

RNK, Inc.

and

New Cingular PCS, LLC

          This Amendment No. 1 (the “Amendment”) is made by and between RNK, Inc. d/b/a RNK Telecom (“RNK”), a Massachusetts corporation with offices at 333 Elm Street, Suite 310, Dedham, MA 02026, and New Cingular PCS, LLC, a Delaware Limited Liability corporation (“Cingular”), and shall be deemed effective on March 13, 2006. Cingular and RNK are hereinafter referred to collectively as the “Parties” and individually as a “Party”.

WITNESSETH:

          WHEREAS, RNK and Cingular are Parties to an Interconnection Agreement under Sections 251 and 252 of the Communications Act of 1934 dated August 1, 2003 (the “Interconnection Agreement”); and

          WHEREAS, RNK and Cingular wish to amend the Agreement to reflect new Reciprocal Compensation rates and a new term;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the Parties agree to amend the Agreement, effective as of the effective date of the Agreement, as follows:

1.

Amendment to Agreement. The Agreement is amended to include the following provisions, which shall apply to and be a part of the Agreement notwithstanding any other provision of the Agreement. Effective as of the date first set forth above, the Interconnection Agreement is amended hereby as follows:

	1.1.	Reciprocal Compensation Rates.

The Parties hereby agree to amend the IntraMTA Traffic Reciprocal Compensation Rate by deleting the [***] and replacing it with a new rate of [***] for IntraMTA Traffic Reciprocal Compensation.

	1.2.	Term of The Agreement.

The Parties hereby agree to amend Section 8.1 of the Agreement to reflect a four (4) year term, expiring on August 1, 2007.

2.	Miscellaneous Provisions.

2.1

Conflict between this Amendment and the Agreement. This Amendment shall be deemed to revise the terms and provisions of the Agreement to the extent necessary to give effect to the terms and provisions of this Amendment. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the

* WE HAVE REQUESTED CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS CONTAINED IN THIS EXHIBIT. THE COPY FILED AS AN EXHIBIT OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST.*

Agreement this Amendment shall govern, provided, however, that the fact that a term or provision appears in this Amendment but not in the Agreement, or in the Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section.

2.2

Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

2.3

Captions. The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

2.4

Scope of Amendment. This Amendment shall amend, modify and revise the Agreement only to the extent set forth expressly herein. As used herein, the Agreement, as revised and supplemented by this Amendment, shall be referred to as the “Amended Agreement”. Except as noted in Section 1.2 above, nothing in this Amendment shall be deemed to amend or extend the term of the Agreement, or to affect the right of a Party to exercise any right of termination it may have under the Agreement.

2.5	Joint Work Product. This Amendment is a joint work product, and any ambiguities in this Amendment shall not be construed by operation of law against either Party.

2.6	Definitions. Terms not defined in this Amendment shall have their meaning in the Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the Amendment Effective Date.

RNK, Inc.	“Cingular”
New Cingular Wireless PCS, LLC

By: /s/ Richard N. Koch	By: /s/ Michael F. Van Weelden

Printed: Richard N. Koch	Printed: Michael F. Van Weelden

Title: President	Title: Director SCM Network

*We have requested confidential treatment of certain provisions contained in this exhibit. The copy filed as an exhibit omits the information subject to the confidentiality request.*